Exhibit 10.6

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is made and dated as fully executed on this 1st day of August, 2019 (the “Execution Date”), as entered into by and between Hurricane Corporate Services Ltd., (the “Consultant”), of 610 – 700 West Pender Street, Vancouver, BC, V6C 1G8 and Riopel Marine Inc.,(the “Company”), of 730 Boulevard du Curé-Boivin, Boisbriand, QC, J7G 2A7, (and each of the Consultant and the Company being also a “Party” or, in combination, the “Parties”, as the context so requires).

WHEREAS, the Consultant specializes in providing various corporate development and operational related services for the position of Chief Financial Officer and, as a consequence, the Company is hereby desirous of engaging the valuable services of the Consultant in order to consult, assist and advise the

Company with regards to such services and related activities going forward and with a view to adding additional value to the Company’s underlying business;

AND WHEREAS, the Parties acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of said services and, correspondingly, that it is their intention, by the terms and conditions of this Agreement, to hereby replace, in their entirety, all such prior discussions, negotiations, understandings and agreements with respect to the services, all in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the Parties covenant and agree as follows:

1.             Initial Term, termination, and succession. The initial term of this Agreement (the “Initial Term”) is for a period of twelve months from the Execution Date (such date being the “Effective Date” herein).

Other than for the Company’s remaining compensation obligations, if any, resulting from section 3 hereinbelow, this Agreement will automatically renew for a further period of twelve months from the final business day of the Initial Term hereunder unless terminated, 30 days prior to the end of the initial term or otherwise agreed to in writing by the Parties in advance.

Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any Party at any time upon written notice to the other Party of such Party’s intention to do so (the “Notice of Termination” herein) at least thirty calendar days prior to the effective date of any such termination (the end of such thirty-day period from such Notice of Termination being the “Effective Termination Date”

herein).

In any such event, the Consultant's ongoing obligation to provide the Services (as hereinafter defined and determined) will continue only until the Effective Termination Date and the Company's ongoing obligation to provide and to pay to the Consultant all of the remunerations under section 3 hereinbelow will continue only until the Effective Termination Date.

2.             Services. The Company hereby engages the Consultant to act as its non-exclusive consultant to assist in the Company’s corporate development and Investor communication services and initiatives (the “Services”).

In this regard it is hereby acknowledged and agreed that the Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction, and instructions of the CEO/President of the Company, or upon the advice or instructions of such other director or officer of the Company as the CEO/President of the Company shall, from time to time, designate in times of the CEO/President's absence, in order to initiate, coordinate and implement the Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors of the Company (the "Board of Directors").

The Consultant hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices, and policies may be reasonably applied to the Consultant as a non-exclusive consultant and advisor of the Company.

3.             Remuneration. It is hereby acknowledged and agreed that the Consultant shall render the Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated from the date in which the Consultant’s Services to the Company directly assists the Company in securing not less than two hundred and fifty thousand dollars ($250,000) in a qualified equity financing transaction to the termination of this Agreement, a monthly amount of CAD$10,000 (the “Fee”) plus applicable taxes. Such Fee shall be payable upon the fulfillment of the condition stipulated herein and monthly thereafter.

Subject to this Agreement, the Company shall issue a total of 6.6 pre-money Common Shares (“Shares”) of the Company to “KPAC Holdings Ltd” (“KPAC”) upon the Company securing five hundred thousand dollars ($500,000) in a qualified equity financing transaction in which the Consultant’s Services to the Company directly assisted the Company with the transaction. The Company shall further issue a total of 6.6 Shares to KPAC upon the Company securing every additional five hundred thousand dollars ($500,000) in a qualified equity financing transaction in which the Consultant’s Services to the Company directly assisted the Company with the transaction for a maximum issuance of thirty-three (33) Shares to KPAC by the Company if the Company secures two million five hundred thousand dollars ($2,500,000) in a qualified equity financing transaction in which the Consultant’s Services to the Company directly assisted the Company with the transaction. The stock certificate(s) should be in the name “KPAC Holdings Ltd” (“KPAC”) and issued within 30 working days from the closing of the relevant qualified equity financing transaction The Company and its management further agree to include these shares in connection with any registration statement filed by the Company with the appropriate regulatory authority including but not limited to the Securities and Exchange Commission. At the time of issue, the Company agrees that the “compensation” shares shall be deemed “fully earned”.

Pursuant to this Agreement the Company has agreed to issue the "compensation" shares of common stock to KPAC. If the Company undertakes a reverse split as part of the Initial Public Offering ("IPO") then the Company agrees to issue additional shares to KPAC so that they will have the "original compensation" shares of the Company's common stock post reverse split.

4              Expenses. It is hereby also acknowledged and agreed that the Consultant shall also be reimbursed for all direct, pre-approved and reasonable expenses actually and properly incurred by the Consultant for the benefit of the Company (collectively, the “Expenses”); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Consultant as the Consultant may designate in writing, from time to time, in the Consultant’s sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Consultant to the Company of written substantiation on account of each such pre-approved reimbursable Expense.

The Company understands that the Consultant has foregone certain opportunities to accept this engagement, and that any Fee, Common Shares or Incentive Stock Options, (collectively “Compensation”) paid under this Agreement are non-refundable, non-apportionable and not a prepayment for future Services but for Services which have been undertaken by the Consultant both prior to and immediately following the Effective Date hereof. Correspondingly, if the Company decides to terminate this Agreement for any reason whatsoever, it is agreed and understood that the Consultant will not be requested or demanded by the Company to return any of the Compensation paid or vested hereunder. Furthermore, if and in the event that the Company is acquired, in whole or in part through an acquisition, merger or sale of substantially all of its assets, during the Initial Term of this Agreement, it is agreed and understood that the Consultant will not be requested or demanded by the Company to return any of the Compensation paid or vested hereunder.

It is hereby also acknowledged and agreed that the Consultant will be classified as a non-taxable consultant of the Company for all purposes, such that all compensation which is provided by the Company to the Consultant under this Agreement, or otherwise, will be calculated on the foregoing and gross basis. In this regard, and for all matters relating to this Agreement, the Consultant will be a non-taxable consultant of the Company under the meaning or application of all applicable federal and state unemployment, insurance and workers’ compensation laws, and otherwise. Notwithstanding anything contained herein, the Consultant shall be responsible for all taxes and duties including without limitation, sales, income, corporate or payroll taxes.

5.            Additional duties and obligations of the Consultant. At such time or times, as may be required by the Board of Directors, acting reasonably, the Consultant will provide the Board of Directors with such information concerning the results of the Consultant's Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials previously provided and to be provided by the Consultant to the Company in connection with the Consultant's engagement hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice, and information are the exclusive property of the Company. In this regard the Consultant covenants and agrees that the Company may utilize any such opinion, report, advice, and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant's role in respect of the Company may be made by the Consultant without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Consultant to the Company in a form and with such substance as would be acceptable for filing with and approval by any regulatory authority having jurisdiction over the affairs of the Company from time to time.

The Consultant will not, except as authorized or required by the Company in writing, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the Company which may come to the Consultant’s knowledge during the continuance of this Agreement, and the Consultant will keep in complete secrecy all confidential information entrusted to the Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain. In addition, the Consultant will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Consultant may provide to any person or company hereunder will, to the best of the Consultant's knowledge, information, and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

The Consultant warrants that the Consultant shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Company’s business interests and the Consultant. In particular, and in this regard, the Consultant specifically warrants to provide the Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company.

The Consultant warrants that it has obtained, including without limitation, any qualifications, registrations, permits, or licenses that allow the Consultant to perform the Services and conduct its business in accordance with local, municipal, provincial, state or federal laws and regulations.

6.             Additional duties and obligations of the Parties. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party, or of any of the other Party’s respective subsidiaries, which may come to the Party’s knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party’s respective business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

The Parties respectively hereby agree that during the Term of this Agreement and at all times thereafter, they will not and will use their best efforts to cause their officers and directors to not make any public statement, or engage in any conduct that is disparaging to the other or, any of their officers, directors, or shareholders known to them, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspects of the business of the Company.

Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information, and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

7.             Waiver. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party.

8.             Notices. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement or via electronic mail with an acknowledgement of reception for the receiving party. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.             Dispute Resolution. The parties shall endeavor to resolve amicably any dispute in the ordinary course of business between the parties. If the parties are unable to resolve the dispute within thirty (30) days of a Party’s notice to the other Party regarding the said dispute, then the matter will be resolved by arbitration.

The parties agree that any disagreement or dispute relating to this Agreement or resulting from its interpretation, application, or for calculating damages for breach of contract will be settled definitively by arbitration and excluding the courts, according to the laws of the Province of Québec. Unless the parties decide otherwise in an arbitration agreement, the arbitration will be conducted under the aegis of one (1) accredited arbitrator alone, permitted to practice in the Province of Québec, and will be conducted in accordance with the rules of law and the provisions of the Civil Code of Québec in force at the time of the Dispute. The arbitration award shall be final and without appeal and binding on the parties.

The provisions enumerated in this Section 9 do not hinder the right of either Party to seek injunctive relief in order to limit immediate, serious and irreparable injury.

10.           Entire agreement, amendment, and construction. This Agreement constitutes the entire agreement to date between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and act and be binding upon the respective Parties. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either Party, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.

11.           Time of the essence. Time will be of the essence of this Agreement.

12.           Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties and their respective heirs, executors, administrators and assigns.

13.           Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

14.           No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

15.           Applicable law. This Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in Quebec, Canada.

16.           Counterparts. This Agreement may be signed by the Parties in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

17.           Currency. The currency used for purposes of this Agreement shall be Canadian Dollars.

IN WITNESS WHEREOF the Parties have entered into this Agreement as of the Execution Date first above written.

HURRICANE CORPORATE SERVICE LTD

Authorised Signature: Kulwant Sandher

RIOPEL MARINE INC

Authorised Signature: Alexander Mongeon